EXHIBIT 11

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                                            Six Months' Three Months
                                                            Six Months Ended       Three Months Ended           Weighting Factor
                                                                 June 30,                June 30,           (in months)  (in months)
                                                                 --------                --------           -----------   ----------

                                                           1996          1995        1996         1995      1996   1995   1996  1995
                                                           ----          ----        ----         ----      ----   ----   ----  ----
Issuance of common stock, June 1993                         375,000     375,000     375,000     375,000      6      6      3     3

Sale of common stock, October 1993                          125,000     125,000     125,000     125,000      6      6      3     3

Sale of common stock, March 1995
  1,250,000 shares                                        1,250,000     833,333   1,250,000   1,250,000      6      4      3     3

Shares issued upon exercise of options and warrants          40,553        --        75,782        --       see below      see below

SAB 83 shares - see below                                      --        52,917        --          --        6      2      0     0
                                                          ---------   ---------   ---------   ---------
Common stock and equivalents                              1,790,553   1,386,250   1,825,782   1,750,000
                                                          =========   =========   =========   =========

COMPUTATION OF WEIGHTED AVERAGE NUMBER OF SHARES ISSUED
UPON EXERCISE OF OPTIONS AND WARRANTS:

                                     Six months'          Three months'
                                   weighting factor      weighting factor
                    Shares           (in days)              (in days)
  Date              Issued             1996                  1996
  ----              ------             ----                  ----
    5/1/96          12,500              4,167                8,333
    6/1/96         200,000             33,333               66,667
    6/3/96          12,500              1,875                  563
    6/7/96           4,000                511                  131
   6/18/96           4,000                267                   36
   6/18/96           6,000                400                   53
                                       ------                ------

                        Total          40,553                75,782
                                       ======                ======

SAB 83 Calculation (treasury stock method)
JUNE, 1995

                                                                                                              Incremental
                                                Options/Warrants       Price/Share            Proceeds           Shares
                                                ----------------       -----------            --------           ------
 Options issued in December, 1994                       360,000         $     3.75         1,350,000
                                                                                           ---------
 IPO price                                                                                      5.00
 Shares assumed repurchased                                                                  270,000            90,000

 Warrants issued in December, 1994                      137,500         $     2.50           343,750
 IPO  price                                                                                     5.00
 Shares assumed repurchased                                                                   68,750            68,750
                                                                                                                ------
 Total SAB 83 shares considered outstanding                                                                    158,750
                                                                                                               =======

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